Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated June 3, 2011 relating to the balance sheet of American Tower REIT, Inc., as of May 31, 2011 appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Proxy Statement/Prospectus.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 3, 2011